                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

        SUBSIDIARY NAME                 STATE OF INCORPORATION  % OWNED
        ---------------                 ----------------------  -------
Associated Pharmacies, Inc. (inactive)       Arkansas             100%

VC Services, Inc.                            Minnesota            100%

Pharmaceutical Buyers, Inc.                  Arkansas              70%

Jaron, Inc.                                  Florida              100%

D & K Receivables Corporation                Delaware             100%

Jewett Drug Co.                              South Dakota         100%

Tykon, Inc.                                  Wisconsin            100%

Southwest Computer Systems, Inc.             Arkansas             100%
         (inactive)

U.P.C., Inc. (inactive)                      Minnesota            100%

Diversified Healthcare, LLC                  Kentucky             100%

Medical & Vaccine Products, Inc.             Puerto Rico          100%

D&K Pharmacy Solutions, Inc.                 Delaware             100%

Walsh Heartland, L.L.C.                      Arkansas             100%

Walsh Distribution L.L.C.                    Arkansas             100%

Walsh Healthcare Solutions, Inc.             Arkansas             100%

Myhca, Inc.                                  Texas                100%

Healthcare Alliance LLC                      Alabama               50%